EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Kenneth Ferry, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of iCAD, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 18, 2008	By:	/s/ Kenneth Ferry .
Kenneth Ferry President and Chief Executive Officer